                                                                    EXHIBIT 4.34

--------------------------------------------------------------------------------



                        TRANSAMERICAN ENERGY CORPORATION

                                       AND

                       TRANSAMERICAN REFINING CORPORATION


                            ------------------------

                       SECOND AMENDMENT TO LOAN AGREEMENT

                          Dated as of November 13, 1998

                           --------------------------



--------------------------------------------------------------------------------

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This Second Amendment to Loan Agreement (this "Second Amendment") made as of November 13, 1998, by and between TransAmerican Energy Corporation, a Delaware corporation ("TEC"), and TransAmerican Refining Corporation, a Texas corporation ("TARC");

                              W I T N E S S E T H:

         WHEREAS, TEC and Firstar Bank of Minnesota, N.A., as Trustee, have entered into an Indenture dated as of June 13, 1997 (as supplemented, the "Indenture"), pursuant to which TEC issued $475,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of its 13% Senior Secured Discount Notes due 2002 (collectively, the "Notes"); and

         WHEREAS, TEC and TARC have entered into a Loan Agreement dated as of June 13, 1997, as amended by a First Amendment to Loan Agreement dated as of December 30, 1997 (the "TARC Intercompany Loan Agreement"), pursuant to which TEC agreed to loan to TARC an aggregate of $675,648,920 out of the proceeds of the issuance of the Notes; and

         WHEREAS, TEC and TARC have agreed to certain amendments to the TARC Intercompany Loan Agreement as hereinafter set forth (the "Proposed Amendments"); and

         WHEREAS, pursuant to Section 9.2 of the Indenture, the holders of not less than 66-2/3% in aggregate Value (as defined in the Indenture) of the Notes have consented to the Proposed Amendments to the TARC Intercompany Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Amendment hereby agree as follows:

                                    ARTICLE I
               AMENDMENTS TO THE TARC INTERCOMPANY LOAN AGREEMENT

         Section 1.01. Amended Definitions. The following definitions in Section
1.1 of the TARC Intercompany Loan Agreement are hereby amended as follows:

         (a) A definition of "Bridge Financing Transaction" is hereby added to the TARC Intercompany Loan Agreement to read in its entirety as follows:

                  "Bridge Financing Transaction" means a series of related
             transactions (as more fully described in the Company's Consent Solicitation Statement dated November 4, 1998 pursuant to which consents were solicited from the Holders to amendments to the Indenture to facilitate the Bridge Financing Transaction, which description is incorporated herein by reference) pursuant to which, among other things (i) the Company issues the Bridge Loan Notes,
             (ii) the Company loans the proceeds of the issuance of the Bridge Loan Notes to TARC, (iii) the liens on TEC's deposit accounts and the TARC Intercompany Bridge Loan securing the Notes is released and (iv) the liens on the remainder of the assets of the Lender pledged to secure the Lender's 11 1/2% Senior Secured Notes due 2002 and its 13% Senior

             Secured Discount Notes due 2002 are subordinated to the liens thereon securing the Bridge Loan Notes.


         (b) A definition of "Bridge Loan Notes" is hereby added to the TARC Intercompany Loan Agreement to read in its entirety as follows:

                  "Bridge Loan Notes" means promissory notes issued by the
             Company pursuant to the Bridge Financing Transaction (which may be issued with original issue discount) resulting in proceeds to the Company not in excess of $25,000,000.


         (c) The definition of "Permitted Liens" is hereby amended to delete the word "and" immediately preceding the "(y)" and to add the following clause at the end of the definition:

                  "Permitted Liens" shall mean . . . and (z) Liens securing the
             TARC Intercompany Bridge Loan.


         (d) A definition of "TARC Intercompany Bridge Loan" is hereby added to the TARC Intercompany Loan Agreement to read in its entirety as follows:

                  "TARC Intercompany Bridge Loan" means the promissory note from
             TARC to TEC which is issued pursuant to the Bridge Financing Transaction resulting in proceeds of up to $25,000,000 to TARC.


         Section 1.02. Section 8.1 of the TARC Intercompany Loan Agreement.
Section 8.1(d) of the TARC Intercompany Loan Agreement is hereby amended to read in its entirety as follows:

                  (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under (i)(x) the Reimbursement and Credit Facility or (y) any mortgage, indenture or instrument under which there is outstanding any Debt of the Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $25 million or, in either case, failure to pay such Debt at its stated maturity, provided that a waiver of such default by the requisite parties to such Reimbursement and Credit Agreement, mortgage, indenture or instrument shall constitute a waiver hereunder for the same period or (ii) the Bridge Loan Notes or failure to pay such Debt when due;

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.01. Ratification and Confirmation. As amended and modified by this Second Amendment, the terms and provisions of the TARC Intercompany Loan Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 2.02. Reference to TARC Intercompany Loan Agreement. The TARC Intercompany Loan Agreement, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the TARC Intercompany Loan Agreement, are hereby amended so that any reference therein to the TARC Intercompany Loan Agreement shall mean a reference to the TARC Intercompany Loan Agreement as amended hereby.

         Section 2.03. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 2.04. Headings. The headings, captions and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

         Section 2.05. Governing Law. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date of first written above.


                                 TRANSAMERICAN REFINING CORPORATION



                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



                                 TRANSAMERICAN ENERGY CORPORATION



                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                       3